EXHIBIT A

                        International DisplayWorks, Inc.
                             Audit Committee Charter
                                December 14, 2002

Preamble

     International DisplayWorks, Inc. (the "Company"), as part of its continuous improvement efforts desires to strengthen its Board oversight of accounting and reporting functions through this Charter setting forth the duties and authority of the Company's Audit Committee.

Organization

     The Audit Committee (the "Committee") of the Board of Directors shall be comprised of at least two (2) directors who are independent of management and the Company, and shall be considered independent if they have no employment or other relationship with the Company that might interfere with the exercise of their independence from the Company or management. No Committee member is paid consulting, advisory or other compensation fees other than for Board services. All Committee members will be financially literate, by experience or otherwise, and at least one member will have accounting or related financial management expertise.

     The Company's independent auditors are selected approved by, and report directly to the Audit Committee. If the Company establishes an internal audit function, the head of such internal audit function shall also report directly to the Audit Committee.

Statement of Policy

     The Committee shall provide assistance to the Board of Directors in fulfilling the Board members' responsibility to the stockholders, potential stockholders, and the investment community relating to corporate accounting and reporting practices of the Company, as required by all applicable state and federal laws, rules and regulations, and overseeing the quality and integrity of financial reports of the Company. In so doing, it is the responsibility of the Committee to maintain free and open communication between the members of the Board of Directors, the independent auditors and the Company's principal financial officer.

     While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to prepare financial statements, conduct audits or provide professional certification as to whether the Company's financial statements are complete and accurate; this is the responsibility of management and the independent accountants.

Responsibilities

     In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the Board of Directors and stockholders that the corporate accounting and reporting practices of the Company are in accordance with all the requirements and are of the highest quality.

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     In carrying out these responsibilities, the Committee will:

o Obtain the full Board of Directors' approval of this Charter and review and reassess this Charter as conditions dictate, but no less frequently than annually following the review of the Company's Annual Report, as prepared for filing with the Securities and Exchange Commission.

o Review and approve all compensation plans, agreements, and arrangements with the Company's executive officers, in cooperation with the Compensation Committee.

o Review and recommend to the Board of Directors the selection of independent auditors to audit the financial statements of the Company. In selecting the independent auditors, the Committee will investigate any conflicts of interest.

o Have a clear understanding with the independent auditors that the independent auditors are ultimately accountable to the Committee, as the stockholders' representatives, who have the ultimate authority in deciding to engage, evaluate, and, if appropriate, terminate their services.

o Review and concur with management's appointment, termination or replacement of the Company's principal financial officer and/or the head of the Company's internal audit function, if such position is created from time-to-time.

o Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit and timely quarterly reviews for the current year and the procedures to be utilized, the adequacy of the independent auditor's compensation, and, at the conclusion thereof, review such audit or review, including any comments or recommendations of the independent auditors.

o Review with the independent auditors, the Company's principal financial officer, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company and elicit any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of internal controls to expose any payments, transactions or procedures that might be deemed illegal or otherwise improper

o Review reports received from regulators and other legal and regulatory matters that may have a material effect on the financial statements or related Company compliance policies.

o Review the internal audit functions of the Company, including the independence and authority of its principal financial officer, in meeting the Company's reporting obligations, the proposed audit plans for the coming year and the coordination of such plans with the independent auditors.

o Inquire of management, the internal audit staff, as applicable, and the independent auditors about significant risks or exposures and to assess the steps management has taken to minimize such risks to the Company, including critical accounting policies.

o Direct the independent auditors to communicate directly to each member of the Committee with respect to any disagreement with the Company on any financial treatment or accounting practice that is reflected in the quarterly reports on Form 10-Q upon review.

o Receive, prior to each meeting, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

o Review the quarterly financial statements with financial management prior to the filing with the Securities and Exchange Commission (or prior to the press release of results, if possible), to determine that the independent auditors do not take exception to the disclosure and content of the

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     financial  statements,  and to discuss  any other  matters  required  to be communicated to the Committee by the independent auditors. The chair of the Committee, or a member of the Committee designated by the chair, may represent the entire Committee for purposes of this review and any required discussions with the independent auditor.

o Review the financial statements contained in the Annual Report to Stockholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the stockholders. Review with financial management and the independent auditors the results of their timely analysis of significant financial reporting issues and practices, including changes in, or adoptions of, accounting principles and disclosure practices and discuss any other matters required to be communicated to the Committee by the auditors. Also review with the financial management team and the independent auditors their judgments about the quality, not just acceptability, of accounting principles and the clarity of the financial disclosure practices used or proposed to be used, and particularly, the degree of aggressiveness or conservatism of the organization's accounting principles and underlying estimates and other significant decisions made in preparing the financial statements.

o Provide sufficient opportunity for the Company's principal accounting officer and the independent auditors to meet with the members of the Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Company's financial, accounting and auditing personnel and the cooperation that the independent auditors received during the course of audits.

o Review accounting and financial human resources and succession planning within the Company.

o Report the results of the annual audit to the Board of Directors. If requested by the Board, invite the independent auditors to attend the full Board of Directors meeting to assist in reporting the results of the annual audit or to answer other directors' questions (alternatively, the other directors, particularly the other independent directors, may be invited to attend the Committee meeting during which the results of the annual audit are reviewed).

o On an annual basis, obtain from the independent auditors, a written communication delineating all their relationships and professional services as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. In addition, review with the independent auditors the nature and scope of any disclosed relationships or professional services and take, or recommend, that the Board of Directors take, appropriate action to ensure the continuing independence of the auditors.

o Review and pre-approve all non-audit services performed by the independent auditors.

o Review the report of the Committee in the Annual Report to Stockholders and the Annual Report on Form 10-K disclosing whether or not the Committee has reviewed and discussed with management and the independent auditors, as well as discussed within the Committee (without management or the independent auditors present), the financial statements and the quality of accounting principles and significant judgments affecting the financial statements. Recommend to the Board whether the audited financial statements should be included in the Company's Annual Report on Form 10-K. In addition, disclose the Committee's conclusion on the fairness of presentation of the financial statements in conformity with GAAP based on those discussions.

o Submit the minutes of all meetings of the Committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

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o    Investigate  any matter  brought to its  attention  within the scope of its duties, with the power to retain outside counsel and other advisors for this purpose if, in its judgment, that is appropriate.

o Review the Company's disclosure in the Proxy Statement for its Annual Meeting of Stockholders that describes that the Committee has satisfied its responsibilities under this Charter for the prior year. In addition, include a copy of this Charter in the Annual Report to Stockholders or the Proxy Statement at least triennially or the year after any significant amendment to the Charter.

o Review all complaints received by the issuer regarding accounting, internal accounting controls or auditing matters. All employees of the Company may anonymously send concerns in writing to the Chair of the Audit Committee.
     The Audit Committee will establish a procedure for the review of complaints, investigation and retention of complaints for future reference.

o Review and approve all press releases and other disclosure contained in any report filed with the Securities and Exchange Commission, and review the report of the principal financial officer with respect to the Company's internal controls for disclosure.



Report

     The Committee will prepare a report to be included in the Company's Proxy Statement for an Annual Meeting of Stockholders discussing whether the Committee reviewed the financial statements with management and discussed the Statement on Auditing Standards No. 61 and Independence Standards Board Standard No. 1 with the independent accountants and if it has recommended to the Board of Directors that the audited financial statements be included in its annual report to be filed with the Securities and Exchange Commission.



Confirmed upon full approval by the Board of Directors



Date:                                   ----------------------------------------
                                     By:                                   ,
                                        ----------------------------------------
                                        Audit Committee Chairman

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